Friday October 1, 9:02 am Eastern Time
Company Press Release
eVentures Group Announces Capital Raised and Strategic Alliance DALLAS--(BUSINESS WIRE)--Oct. 1, 1999--eVentures Group (OTCBB: EVNT - news), an Internet venture capital holding company, today announced the completion of a $6 million private placement of common and preferred stock. This represents eVentures' first capital raised after its acquisition of AxisTel and investments in e.Volve and i2v2.com. The proceeds will be used for general corporate purposes and as capital for new investments and projects. Investors in this first private placement include John Kluge and Stuart Subotnick, who are general partners and sole owners of Metromedia Company; Chairman and CEO, respectively, of Metromedia International Group (AMEX: MMG news); and board members and significant shareholders in Metromedia Fiber (Nasdaq: MFNX - news). Messrs. Kluge and Subotnick have extensive experience in investing and managing telecommunications and fiber assets. eVentures believes that Messrs. Kluge and Subotnick and the various holdings of Metromedia will be key strategic partners in helping eVentures develop the network infrastructure supporting its Internet communications assets. This relationship will be enhanced by Metromedia Fiber's recent purchase of AboveNet (Nasdaq: ABOV news), which eVentures believes will be instrumental in improving the quality of eVentures internet telephony network and service in comparison to other players in the IP market such as Net2Phone (Nasdaq: NTOP - news) and DeltaThree.com (Nasdaq: DDDC - news). "We are extremely excited about Mr. Kluge and Mr. Subotnick's involvement in eVentures as strategic partners and foresee the potential for a number of strategic alliances between eVentures' holdings and Metromedia's diverse communications and Internet assets," said Barrett Wissman, CEO of eVentures. "We believe this key relationship brings eVentures one step closer to achieving its goal of becoming the leading Internet venture holding company focusing on communications assets, as CMGI (Nasdaq: CMGI - news) and Internet Capital Group (Nasdaq: ICGE - news) have focused on portal and business-to-business e-commerce strategies." eVentures Group is an Internet venture capital holding company focused on next-generation Internet communications and business-to-business communications enterprises. The Company invests in all aspects of Internet communications including telephony, internet protocol networks, communications portals, internet data storage, hosting and ASP companies. This press release included "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release, including, without limitation, eVentures' business strategy, plans and objectives, are forward-looking statements. Although eVentures believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be reasonable. Numerous factors could cause actual results to differ materially from eVentures' expectations.


Contact:

     eVentures Group, Inc.
     Barrett Wissman, CEO
     214/720-1653
     or
     Carl Thompson Associates
     Sheila Whitman, Senior Account Executive
     Kevin Campbell, Account Executive
     800-959-9677




More Quotes and News:eVentures Group Inc (OTC BB:EVNT.OB - news)
            Related News Categories: banking, computers, internet, telecom



  Help


Copyright 1994-1999 Yahoo! All Rights Reserved. Copyright (c) 1999 Business Wire. All rights reserved. All the news releases provided by Business Wire are copyrighted. Any forms of copying other than an individual user's personal reference without express written permission is prohibited. Further distribution of these materials is strictly forbidden, including but not limited to, posting, emailing, faxing, archiving ina public database, redistributing via a computer network or in a printed form.
See our Important Disclaimers and Legal Information.
Questions or Comments?